UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 684-3045

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2013, Eduardo Robayo, the Chief Executive Officer and member of the Board of Directors of Andina Acquisition Corporation (the “Company”), resigned from his position as Chief Executive Officer due to his other existing business responsibilities. Mr. Robayo will continue to serve as a member of the Company’s Board of Directors, and serve a central role in the Company’s activities. Also effective January 30, 2013, the Company appointed B. Luke Weil to serve as the Company’s Chief Executive Officer to replace Mr. Robayo.

B. Luke Weil, 33 years old, served as a member of the Company’s board of directors from September 2011 until March 2012. Since 2008, Mr. Weil has been Vice President, International Business Development - Latin America for Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From 2006 to 2008, Mr. Weil attended Columbia Business School. From January 2004 to January 2006, Mr. Weil served as an associate of Business Strategies & Insight, a public affairs and business consulting firm. In January 2007, Mr. Weil pleaded guilty to two counts of misdemeanor assault in connection with physical altercations that took place in 2004 and 2006. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. From September 1998 to May 2002, Mr. Weil attended Brown University.

Mr. Weil received an B.A. from Brown University and an M.B.A. from Columbia Business School. Mr. Weil is the son of A. Lorne Weil, the Company’s Non-Executive Chairman of the Board.

A copy of the press release issued by the Company announcing Mr. Weil’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated January 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013

ANDINA ACQUISITION CORPORATION

By:	/s/ B. Luke Weil
Name: B. Luke Weil
Title: Chief Executive Officer

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